EXHIBIT 99.1

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- FOR IMMEDIATE RELEASE   -

Stericycle Completes Acquisition of Shred-it International

Laying Complementary Foundation for Future Growth

Lake Forest, Illinois, October 1, 2015 – Stericycle, Inc. (NASDAQ: SRCL) today announced that it has completed the acquisition of Shred-it International, the global leader in secure information destruction services. The acquisition will strengthen Stericycle’s growth opportunities by providing additional business-to-business compliance solutions, leveraging Stericycle’s existing core capabilities, and expanding the company’s global reach.

Stericycle announced its intention to acquire Shred-it from Birch Hill Equity Partners, Cintas Corporation and other equity holders on July 15, subject to receipt of certain regulatory approvals and satisfaction of other customary closing conditions.  With these requirements now fulfilled, Shred-it will become a wholly-owned subsidiary of Stericycle.

Shred-it provides secure information destruction services to over 400,000 customer locations in 15 countries. Shred-it’s pro forma revenue for the 12-month period ending March 2015 was $726 million.

“The addition of secure information destruction services is an excellent complement to Stericycle’s existing line of solutions which protect people and brands, promote health, and safeguard the environment,” said Charlie Alutto, President and CEO of Stericycle.  “The acquisition of Shred-it represents an extremely attractive opportunity to drive additional growth of Shred-it and Stericycle by collectively leveraging the broad suite of business-to-business services that we provide to nearly one million customer locations around the globe.”

Strategically, the acquisition enhances Stericycle’s core of compliance solutions, augments both companies’ value propositions to customers, and substantially expands Stericycle’s operational infrastructure for services requiring route-based logistics expertise.  Shred-it is also well aligned with Stericycle’s business model fundamentals including a focus on small, loyal customers as the foundation for growth combined with a disciplined acquisition strategy.

The combined company is expected to generate in excess of $1 billion in EBITDA in 2016 with anticipated Cash EPS accretion of at least 10% in 2016 and in the mid-to-high teens in 2018.  The transaction’s financial benefits include $150 million in expected tax benefits and anticipated cost synergies of at least $20-30 million by 2018 with the potential for revenue synergies over time.

The $2.3 billion transaction was financed through a combination of senior unsecured debt consisting of a term loan credit facility, private placement notes, and a public offering of Mandatory Convertible Preferred Stock represented by depositary shares.  The term loan credit facility was provided by Bank of America Merrill Lynch, Goldman Sachs & Co, JPMorgan Chase, HSBC, and other lenders.  The Mandatory Convertible Preferred Stock offering was underwritten by Bank of America Merrill Lynch, Goldman, Sachs & Co. and J.P. Morgan. This financing structure together with robust cash flow generation from Shred-it provides Stericycle the ability to rapidly de-lever back to current Debt/EBITDA levels by 2017.  The structure also allows for future financial flexibility and continued execution of Stericycle’s M&A and capital allocation strategies.  Stericycle is committed to maintaining an investment grade rating.

About Stericycle, Inc.

Stericycle, Inc., a U.S.-based business-to-business services company now operating in 23 countries, is focused on solutions that protect people and brands, promote health and safeguard the environment. For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste industry, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, exposure to environmental liabilities, and compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.